EXHIBIT 23(d)


               CONSENT OF HOPPER SOLIDAY & CO., INC.

           We hereby consent to the references in the Proxy Statement/Prospectus forming a part of this Registration Statement on Form S-4 to our opinion, filed as an Exhibit thereto, with respect to the merger of Valley National Bancorp and Lakeland First Financial Group, Inc., and to our firm, respectively, and to the inclusion of such opinion as an annex to such Proxy Statement/Prospectus.


                                      HOPPER SOLIDAY & CO., INC.



 Parsippany, N.J.
 April 7, 1995